UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 15, 2017

RH

(Exact name of registrant as specified in its charter)

Delaware	001-35720	45-3052669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Suite K, Corte Madera, California		94925
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On November 15, 2017, RH issued a press release announcing updated guidance for the third quarter, fourth quarter and fiscal 2017 and preliminary fiscal 2018 outlook. A copy of the press release is attached hereto as Exhibit 99.1. The information concerning preliminary guidance, outlook and financial information with respect to the third quarter of fiscal 2017 included in such press release is provided under this Item 2.02.

Item 7.01.	Regulation FD Disclosure.

On November 15, 2017, RH issued a press release announcing updated guidance for the third quarter, fourth quarter and fiscal 2017 and preliminary fiscal 2018 outlook. A copy of the press release is attached hereto as Exhibit 99.1. The information concerning preliminary guidance, outlook and financial information with respect to the fourth quarter of fiscal 2017, fiscal 2017 and fiscal 2018 included in such press release is provided under this Item 7.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated November 15, 2017—RH Raises Third Quarter and Fiscal 2017 Adjusted Net Income Guidance.

The information provided in Items 2.02, 7.01 and 9.01, including Exhibit 99.1, is intended to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

RH is also disclosing that it may use the rh.com, restorationhardware.com, and ir.rh.com websites as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RH

Dated: November 15, 2017	By:	/s/ Karen Boone
Karen Boone
Co-President, Chief Financial and Administrative Officer